Exhibit 32

CERTIFICATIONS PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002
(18 U.S.C. SECTION 1350)

In connection with the Quarterly Report of Can-Cal Resources Ltd., a Nevada corporation (the "Company"), on Form 10-Q for the period ended September 30, 2011, as filed with the Securities and Exchange Commission (the "Report"), Michael Hogan, Chief Executive Officer of the Company, and Michael Hogan, Principal Financial Officer of the Company, do hereby certify, pursuant to §906 of the Sarbanes-Oxley Act of 2002 (18 U.S.C. § 1350), that to his knowledge:

(1) The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2) The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

/s/ Michael Hogan
By: Michael Hogan
Its: Chief Executive Officer, Chairman

/s/ Michael Hogan
By: Michael Hogan
Its: Principal Financial Officer

November 7, 2011

[A signed original of this written statement required by Section 906 has been provided to Can-Cal Resources Ltd. and will be retained by it and furnished to the Securities and Exchange Commission or its staff upon request.]